EXHIBIT 99.2
CONTINUCARE TO ACQUIRE MIAMI-DADE HEALTH CENTERS
- Combination Will Establish Continucare As Largest Staff Model Medical Provider In South Florida
And One Of The Largest In The State Of Florida -
     Miami, FL, May 11, 2006 — Continucare Corporation (AMEX: CNU) announced today that it has reached a definitive agreement to acquire Miami-Dade Health Centers and its affiliated companies (MDHC). MDHC is one of the largest staff model medical providers in Miami-Dade County, Florida. MDHC currently operates five medical centers serving over 18,000 patients who are primarily enrolled in Medicare and Medicaid managed care plans. MDHC’s reported 2005 revenues were approximately $80 million.
     Following completion of the transaction Continucare will be the largest staff model medical provider in South Florida and one of the largest in the State of Florida, serving approximately 45,000 patients. Continucare expects the transaction to be accretive to its earnings during the first full year of combined operations.
     Under the terms of the agreement, Continucare will issue 20 million shares of its common stock, pay $5.0 million in cash at closing and pay an additional $1.0 million on the first anniversary of the closing. The terms of the agreement also call for Continucare to make additional cash payments based on the resolution of certain post closing matters. Completion of the transaction is subject to the approval of Continucare’s shareholders and other conditions, including a requirement that MDHC’s audited financial statements reflect certain minimum levels of performance for the year ended December 31, 2005. The closing is anticipated to occur during the second half of 2006.
     In connection with the transaction, Richard C. Pfenniger, Jr., Continucare’s Chairman and Chief Executive Officer, and Dr. Phillip Frost, Continucare’s largest shareholder and a member of Continucare’s Board of Directors, entered into a Voting Agreement under which they agreed to vote their shares in favor of the transaction. In the aggregate, Dr. Frost and Mr. Pfenniger currently own approximately 46% of Continucare’s outstanding common stock.
     “The combination of Continucare and Miami-Dade Health Centers is significant both strategically and economically,” said Mr. Pfenniger. “Strategically, the combination will strengthen our market position as a leading provider of care to Medicare patients. At the same time, we will be able to establish a significant presence in the Medicaid arena, a line of business that we believe has attractive growth prospects. Economically, the combination should provide economies of scale that will create opportunities to improve efficiencies and otherwise enhance our relationships with the third party payors with whom we work.”
     Mr. Pfenniger continued, stating, “We also expect to benefit from this transaction by adding Miami-Dade Health Centers’ management and health care professionals to the Continucare family. The company’s management team has exhibited great talent and entrepreneurial skill in building an extremely attractive business and their roster of over 40 physicians, including 20 specialists, has demonstrated high levels of professionalism in providing care to their patients. We are pleased to be able to welcome them to Continucare.”
     “We are pleased to be joining forces with Continucare, a company with an outstanding reputation for providing its patients with the highest quality care,” commented Jose M. Garcia, Chief Executive Officer of Miami-Dade Health Centers. “Continucare has recognized the potential of our business and the value that our employees bring to patients. We believe that this transaction will be positive for the patients and employees of both companies as we continue to build our presence in Florida.” Upon completion of the merger, Mr. Garcia will serve as Executive Vice President for the combined entity and Luis Cruz, M.D., Miami-Dade Health Centers’ President, will serve as Vice Chairman of the Board of Directors.
About Continucare Corporation
     Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. The Company has 15 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in facilities similar to the Company’s medical offices. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Currently, through its network of medical facilities and IPAs, the Company provides health care services for approximately 28,000 patients. For more information please visit www.continucare.com.
     Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, risks and uncertainties relating to whether and when the proposed acquisition will be consummated, Continucare’s ability to rapidly integrate MDHC’s operations and personnel and achieve expected synergies, Continucare’s ability to serve a significantly larger patient base, trends in patient enrollment both at Continucare and MDHC, the realization of the expected synergies and benefits of the proposed acquisition, diversion of management time on acquisition-related issues, Continucare’s ability to successfully adapt its operations to accommodate larger Medicaid patient base, the unaudited financial information provided by MDHC, and that the audit of those financial statements might require adjustments that could result in MDHC’s reported results differing materially from its previously reported results, the inherent uncertainty in financial forecasts which are based upon assumptions which may prove incorrect or inaccurate, pricing and other pressures exerted by managed care organizations, Continucare’s ability to work together effectively with its HMO affiliates pending and following consummation of the acquisition, the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments Continucare and MDHC receive, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare or Medicaid programs, could adversely impact Continucare’s or MDHC’s operations or the expected benefits of the acquisition, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2005 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.
     In connection with the proposed transaction, Continucare intends to file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement and other materials when they are available because they will contain important information. Investors will be able to obtain free copies of the proxy statement, when it becomes available, as well as other filings containing information about Continucare and Sellers at the SEC’s Internet site (http://www.sec.gov). These documents also may be accessed and downloaded free of charge from the investor relations section of Continucare’s Internet site (www.continucare.com ) or obtained free of charge by directing a request to Continucare Corporation, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 Attention: Corporate Secretary by mail or by calling (305) 500-2000.

     Continucare and its directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding Continucare’s directors and executive officers is available in Continucare’s proxy statement for its 2005 annual meeting of shareholders, dated June 24, 2005. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.
Contact:
Fernando L. Fernandez
Senior Vice President Finance
Continucare Corporation
7200 Corporate Center Drive, Suite 600
Miami, Florida 33126
(305) 500-2105